UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2008

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 2.02. Results of Operations and Financial Condition.

        Item 2.06. Material Impairments.

        On October 10, 2008, the registrant concluded that it expects to record a non-cash, other-than-temporary impairment charge of approximately $3.5 million in the quarter ended September 30, 2008, relating to its $4.0 million original investment in four closed-end bond funds. The registrant’s conclusion that the impairment charge is required under generally accepted accounting principles was based on the continued decline in market value of the bond funds, as well as reductions in dividends paid by the funds and the decline in the value of the underlying assets held in the funds reported in recent months by the funds’ investment manager. As of October 10, 2008, the registrant’s investment in the bond funds had a market value of approximately $491,000. The impairment charge estimate assumes no income tax benefit due to uncertainty as to the registrant’s ability to realize future taxable investment gains required to utilize these investment losses.

        A copy of the press release discussing the material impairment charge and related issues is attached as Exhibit 99.1.

        Item 9.01. Financial Statements and Exhibits.

        (d) Exhibits: The following exhibit is filed with this Form 8-K:

        99.1 Press Release dated October 13, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: October 14, 2008	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary